Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
QUARTER ENDED JUNE 30, 2022

●	Q2 2022 reported revenue of $295.0 million, up 5.2% compared to Q2 2021
●	Q2 2022 constant currency revenue, organic* up 7.4% compared to Q2 2021
●	Q2 2022 GAAP operating margin of 7.9%, compared to 3.2% in Q2 2021
●	Q2 2022 non-GAAP operating margin of 19.1%, compared to 16.3% in Q2 2021
●	Q2 2022 GAAP EPS $0.27, compared to $0.09 in Q2 2021
●	Q2 2022 non-GAAP EPS* of $0.73, compared to $0.62 in Q2 2021

*  Constant currency revenue; constant currency revenue, organic; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross margin; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, July 27, 2022 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $295.0 million for the quarter ended June 30, 2022, an increase of 5.2% compared to the quarter ended June 30, 2021. Constant currency revenue, organic, for the second quarter of 2022 increased 7.4% compared to the prior year period.

Merit’s revenue by operating segment and product category for the three and six-month periods ended June 30, 2022 and 2021 was as follows (unaudited; in thousands, except for percentages):

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2022	2021	% Change	2022	2021
Cardiovascular
Peripheral Intervention	5.1%	$110,955	$105,600	9.2%	$216,728	$198,514
Cardiac Intervention	4.6%	89,574	85,653	6.7%	171,061	160,390
Custom Procedural Solutions	0.9%	49,093	48,636	1.4%	95,355	94,057
OEM	14.3%	37,048	32,403	16.8%	70,462	60,337
Total	5.3%	286,670	272,292	7.9%	553,606	513,298

Endoscopy
Endoscopy Devices	3.4%	8,306	8,033	5.3%	16,785	15,940

Total	5.2%	$294,976	$280,325	7.8%	$570,391	$529,238

Merit’s GAAP gross margin for the second quarter of 2022 was 45.8%, compared to GAAP gross margin of 44.3% for the prior year period. Merit’s non-GAAP gross margin* for the second quarter of 2022 was 49.3%, compared to non-GAAP gross margin of 48.7% for the prior year period.

Merit’s GAAP net income for the second quarter of 2022 was $15.3 million, or $0.27 per share, compared to GAAP net income of $4.9 million, or $0.09 per share, for the second quarter of 2021. Merit’s non-GAAP net income* for the second quarter of 2022 was $42.3 million, or $0.73 per share, compared to non-GAAP net income of $35.3 million, or $0.62 per share, for the prior year period.

“We delivered better-than-expected revenue results for the second quarter of 2022, posting 7.4% constant currency sales growth fueled by solid execution from our team and more favorable than anticipated demand trends from customers in the U.S.,  EMEA and “Rest of World” regions.” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We also delivered better-than-expected profitability in the quarter, with year-over-year growth in non-GAAP net income and non-GAAP earnings per share of 20% and 19%, respectively, driven by material improvements in profitability resulting in a record non-GAAP operating margin of 19.1%.”

Mr. Lampropoulos continued: “Our updated guidance expectations for 2022 reflect continued confidence in our ability to drive solid constant currency revenue growth, material improvements in our profitability profile and strong free cash flow generation in 2022. Overall, we continue to execute on our multi-year strategic initiatives related to the Foundations for Growth Program and are excited about the results we are seeing across our business. We remain committed to the financial targets that we outlined in the Foundations for Growth Program for the three-year period ending December 31, 2023, which call for our constant currency, organic revenue to increase at a CAGR of at least 5%, non-GAAP operating margins of at least 18% and cumulative free cash flow of more than $300 million. Our team continues to execute well and remains focused on our strategic initiatives, while standing ready to adapt quickly to changes in our markets.”

As of June 30, 2022, Merit had cash, cash equivalents and restricted cash of $65.2 million, long term debt obligations of $246 million, and available borrowing capacity of approximately $481 million, compared to cash, cash equivalents and restricted cash of $68 million, long term debt obligations of $243 million, and available borrowing capacity of approximately $490 million as of December 31, 2021.

Updated Fiscal Year 2022 Financial Guidance

Based upon information currently available to Merit’s management, for the year ending December 31, 2022, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit now expects the following:

●	Net revenue in the range of $1.123 billion to $1.135 billion, representing an increase of approximately 5% to 6% year-over-year, as compared to net revenue of $1.075 billion for the twelve months ended December 31, 2021. The fiscal year 2022 revenue guidance range assumes:
o	Net revenue from Merit’s cardiovascular segment of between $1.093 billion and $1.102 billion, representing an increase of approximately 5% to 6% year-over-year as compared to net revenue of $1.043 billion for the twelve months ended December 31, 2021.
o	Net revenue from Merit’s endoscopy segment of between $30.0 million and $34.0 million, representing a range of a 5% decline to an 8% increase year-over-year as compared to net revenue of $31.5 million for the twelve months ended December 31, 2021.
●	GAAP net income in the range of $62.4 million to $68.3 million, or $1.08 to $1.18 per diluted share, compared to GAAP net income of $48.5 million, or $0.84 per diluted share, for the twelve months ended December 31, 2021.
●	Non-GAAP net income in the range of $139.6 million to $145.5 million, or $2.42 to $2.52 per diluted share, compared to non-GAAP net income of $136.2 million, or $2.37 per diluted share, for the twelve months ended December 31, 2021.

Merit’s financial guidance for the year ending December 31, 2022 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call today, Wednesday, July 27, 2022, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,
	2022	December 31,
	(Unaudited)	2021
ASSETS
Current Assets
Cash and cash equivalents	$63,003	$67,750
Trade receivables, net	158,801	152,301
Other receivables	10,627	17,763
Inventories	233,154	221,922
Prepaid expenses and other assets	23,050	16,149
Prepaid income taxes	3,532	3,550
Income tax refund receivables	464	2,777
Total current assets	492,631	482,212

Property and equipment, net	371,451	371,658
Intangible assets, net	294,228	319,269
Goodwill	359,692	361,741
Deferred income tax assets	5,861	6,080
Operating lease right-of-use assets	64,353	65,913
Other assets	43,303	41,421
Total Assets	$1,631,519	$1,648,294

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$59,441	$55,624
Accrued expenses	111,955	159,014
Current portion of long-term debt	10,313	8,438
Current operating lease liabilities	10,444	10,668
Income taxes payable	3,437	2,536
Total current liabilities	195,590	236,280

Long-term debt	235,703	234,397
Deferred income tax liabilities	31,195	31,503
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	932	932
Deferred compensation payable	15,562	18,111
Deferred credits	1,762	1,815
Long-term operating lease liabilities	59,646	61,526
Other long-term obligations	17,475	23,584
Total liabilities	558,212	608,495

Stockholders' Equity
Common stock	651,926	641,533
Retained earnings	432,100	406,257
Accumulated other comprehensive loss	(10,719)	(7,991)
Total stockholders' equity	1,073,307	1,039,799
Total Liabilities and Stockholders' Equity	$1,631,519	$1,648,294

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net sales	$294,976	$280,325	$570,391	$529,238
Cost of sales	159,909	156,186	314,417	293,205
Gross profit	135,067	124,139	255,974	236,033

Operating expenses:
Selling, general and administrative	85,487	91,563	169,502	172,587
Research and development	18,466	17,593	35,853	33,867
Impairment charges	—	4,283	1,672	4,283
Contingent consideration expense	1,187	1,805	3,787	2,207
Acquired in-process research and development	6,671	—	6,671	—
Total operating expenses	111,811	115,244	217,485	212,944

Income from operations	23,256	8,895	38,489	23,089

Other income (expense):
Interest income	96	92	201	564
Interest expense	(1,348)	(1,386)	(2,350)	(2,923)
Other expense — net	(1,303)	(736)	(1,468)	(1,171)
Total other expense — net	(2,555)	(2,030)	(3,617)	(3,530)

Income before income taxes	20,701	6,865	34,872	19,559

Income tax expense	5,403	1,949	9,029	3,685

Net income	$15,298	$4,916	$25,843	$15,874

Earnings per common share
Basic	$0.27	$0.09	$0.46	$0.28
Diluted	$0.27	$0.09	$0.45	$0.28

Weighted average shares outstanding
Basic	56,691	56,061	56,642	55,890
Diluted	57,600	57,277	57,565	57,128

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands - unaudited)

	Six Months Ended
	June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,843	$15,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,902	42,417
Loss on disposition of business	1,254	—
Write-off of certain intangible assets and other long-term assets	1,733	4,368
Amortization of right-of-use operating lease assets	5,121	6,074
Adjustments and payments related to contingent consideration liability	1,999	2,207
Acquired in-process research and development	6,671	—
Stock-based compensation expense	9,093	6,732
Other adjustments	360	490
Changes in operating assets and liabilities, net of acquisitions and divestitures	(42,182)	(1,722)
Total adjustments	24,951	60,566
Net cash, cash equivalents, and restricted cash provided by operating activities	50,794	76,440

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(16,763)	(12,817)
Cash paid in acquisitions, net of cash acquired	(4,712)	(1,858)
Other investing, net	(1,824)	(585)
Net cash, cash equivalents, and restricted cash used in investing activities	(23,299)	(15,260)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	3,244	11,780
Proceeds from (payments on) long-term debt, net	3,125	(58,878)
Contingent payments related to acquisitions	(32,798)	(489)
Payment of taxes related to an exchange of common stock	(1,015)	(488)
Net cash, cash equivalents, and restricted cash used in financing activities	(27,444)	(48,075)
Effect of exchange rates on cash	(2,564)	(349)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,513)	12,756

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	67,750	56,916
End of period	$65,237	$69,672

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	63,003	69,672
Restricted cash reported in prepaid expenses and other current assets	2,234	—
Total cash, cash equivalents and restricted cash	$65,237	$69,672

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating income and margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period, and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. The constant currency revenue adjustments of $6.0 million and $7.8 million to reported revenue for the three and six-month periods ended June 30, 2022 were calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2021.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three and six-month periods ended June 30, 2022, there were no revenues from acquisitions excluded in the calculation of Merit’s constant currency revenue, organic.

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and certain inventory write-offs, divided by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and six-month periods ended June 30, 2022 and 2021. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $2.7 million and $1.8 million for the three-month periods ended June 30, 2022 and 2021, respectively and $6.1 million and $4.4 million for the six-month periods ended June 30, 2022 and 2021, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	June 30, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$20,701	$(5,403)	$15,298	$0.27

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,500	(2,575)	7,925	0.14
Operating Expenses
Contingent consideration expense	1,187	(9)	1,178	0.02
Amortization of intangibles	1,588	(394)	1,194	0.02
Performance-based share-based compensation (b)	1,756	(219)	1,537	0.03
Corporate transformation and restructuring (c)	6,819	(1,664)	5,155	0.09
Acquisition-related	1,006	(246)	760	0.01
Medical Device Regulation expenses (d)	2,659	(651)	2,008	0.03
Other (e)	7,645	(1,814)	5,831	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00
Loss on disposal of business unit	1,255	—	1,255	0.02

Non-GAAP net income	$55,267	$(13,012)	$42,255	$0.73

Diluted shares				57,600

	Three Months Ended
	June 30, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$6,865	$(1,949)	$4,916	$0.09

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,631	(2,640)	7,991	0.14
Inventory write-off (a)	1,620	(202)	1,418	0.02
Operating Expenses
Contingent consideration expense	1,805	6	1,811	0.03
Impairment charges	4,283	(481)	3,802	0.07
Amortization of intangibles	1,788	(448)	1,340	0.02
Performance-based share-based compensation (b)	1,343	(168)	1,175	0.02
Corporate transformation and restructuring (c)	7,316	(1,816)	5,500	0.10
Acquisition-related	826	(205)	621	0.01
Medical Device Regulation expenses (d)	1,013	(251)	762	0.01
Other (e)	6,236	(355)	5,881	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00

Non-GAAP net income	$43,877	$(8,546)	$35,331	$0.62

Diluted shares				57,277

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Six Months Ended
	June 30, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$34,872	$(9,029)	$25,843	$0.45

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	21,052	(5,162)	15,890	0.28
Operating Expenses
Contingent consideration expense	3,787	(17)	3,770	0.07
Impairment charges	1,672	(318)	1,354	0.02
Amortization of intangibles	3,195	(792)	2,403	0.04
Performance-based share-based compensation (b)	3,001	(343)	2,658	0.05
Corporate transformation and restructuring (c)	11,897	(2,906)	8,991	0.16
Acquisition-related	1,234	(302)	932	0.02
Medical Device Regulation expenses (d)	4,578	(1,121)	3,457	0.06
Other (e)	7,729	(1,835)	5,894	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	302	(74)	228	0.00
Loss on disposal of business unit	1,255	—	1,255	0.02

Non-GAAP net income	$94,574	$(21,899)	$72,675	$1.26

Diluted shares				57,565

	Six Months Ended
	June 30, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$19,559	$(3,685)	$15,874	$0.28

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	21,310	(5,292)	16,018	0.28
Inventory write-off (a)	1,620	(202)	1,418	0.02
Operating Expenses
Contingent consideration expense	2,207	14	2,221	0.04
Impairment charges	4,283	(481)	3,802	0.07
Amortization of intangibles	3,604	(902)	2,702	0.05
Performance-based share-based compensation (b)	2,359	(287)	2,072	0.04
Corporate transformation and restructuring (c)	12,761	(3,162)	9,599	0.17
Acquisition-related	5,608	(1,390)	4,218	0.07
Medical Device Regulation expenses (d)	1,394	(346)	1,048	0.02
Other (e)	6,375	(389)	5,986	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	302	(75)	227	0.00

Non-GAAP net income	$81,382	$(16,197)	$65,185	$1.14

Diluted shares				57,128

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited; in thousands except percentages)

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$294,976		$280,325		$570,391		$529,238

GAAP Operating Income	23,256	7.9%	8,895	3.2%	38,489	6.7%	23,089	4.4%
Cost of Sales
Amortization of intangibles	10,500	3.6%	10,631	3.8%	21,052	3.7%	21,310	4.0%
Inventory write-off (a)	—	—	1,620	0.6%	—	—	1,620	0.3%
Operating Expenses
Contingent consideration expense	1,187	0.4%	1,805	0.6%	3,787	0.7%	2,207	0.4%
Impairment charges	—	—	4,283	1.5%	1,672	0.3%	4,283	0.8%
Amortization of intangibles	1,588	0.5%	1,788	0.6%	3,195	0.6%	3,604	0.7%
Performance-based share-based compensation (b)	1,756	0.6%	1,343	0.5%	3,001	0.5%	2,359	0.4%
Corporate transformation and restructuring (c)	6,819	2.3%	7,316	2.6%	11,897	2.1%	12,761	2.4%
Acquisition-related	1,006	0.3%	826	0.3%	1,234	0.2%	5,608	1.1%
Medical Device Regulation expenses (d)	2,659	0.9%	1,013	0.4%	4,578	0.8%	1,394	0.3%
Other (e)	7,645	2.6%	6,236	2.2%	7,729	1.4%	6,375	1.2%

Non-GAAP Operating Income	$56,416	19.1%	$45,756	16.3%	$96,634	16.9%	$84,610	16.0%

Note: Certain percentages may not sum to totals due to rounding

a)	Represents the write-off of inventory related to the divestiture or exit of certain businesses or product lines.
b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
c)	Includes consulting expenses related to the Foundations for Growth Program and other transformation costs, including severance related to corporate initiatives.
d)	Represents incremental expenses incurred to comply with the Medical Device Regulation (“MDR”) in Europe.
e)	The 2022 periods include acquired in-process research and development charges of $6.7 million and legal costs associated with a shareholder derivative proceeding. The 2021 periods include accrued contract termination costs of $6.1 million to renegotiate certain terms of an acquisition agreement and costs to comply with Merit’s corporate integrity agreement with the U.S. Department of Justice.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2022	2021	% Change	2022	2021
Reported Revenue	5.2%	$294,976	$280,325	7.8%	$570,391	$529,238

Add: Impact of foreign exchange		6,071	—		7,788	—

Constant Currency Revenue (a)	7.4%	$301,047	$280,325	9.2%	$578,179	$529,238

Less: Revenue from certain acquisitions		—	—		—	—

Constant Currency Revenue, Organic (a)	7.4%	$301,047	$280,325	9.2%	$578,179	$529,238

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited; as a percentage of reported revenue)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Reported Gross Margin	45.8%	44.3%	44.9%	44.6%

Add back impact of:
Amortization of intangibles	3.6%	3.8%	3.7%	4.0%
Inventory write-off (a)	—	0.6%	—%	0.3%

Non-GAAP Gross Margin	49.3%	48.7%	48.6%	48.9%

Note: Certain percentages may not sum to totals due to rounding

(a)	Represents the write-off of inventory related to the divestiture or exit of certain businesses or product lines.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading global manufacturer and marketer of healthcare technology. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team of approximately 600 individuals. Merit employs approximately 6,500 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, and other financial measures, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results achieved through, Merit’s Foundations for Growth Program or other expense reduction initiatives, or the development and commercialization of new products, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components; adverse changes in freight, shipping and transportation expenses; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries, including inflation; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the

United States or other countries; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the 2021 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

# # #